Exhibit 10.15

CHEVRON CORPORATION DEFERRED COMPENSATION PLAN FOR MANAGEMENT EMPLOYEES II

(Amended and Restated Effective January 1, 2026)

TABLE OF CONTENTS
SECTION I.    ESTABLISHMENT AND PURPOSE    1
SECTION II.    DEFINITIONS    1
(a)“Account”    1
(b)“Board”    1
(c)“Business in Competition”    1
(d)“Change in Control”    1
(e)“Chevron Incentive Plan”    2
(f)“Code”    2
(g)“Commission”    2
(h)“Committee”    2
(i)“Common Stock”    2
(j)“Corporation”    2
(k)“Corporation Confidential Information”    2
(l)“Covered Employee”    3
(m)“Director”    3
(n)“Document”    3
(o)“Eligible Employee”    3
(p)“ERISA”    3
(q)“Exchange Act”    3
(r)“Independent Director”    3
(s)“Long-Term Incentive Plan”    3
(t)“Misconduct”    3
(u)“Non-Employee Director”    4
(v)“Outside Director”    4
(w)“Participant”    5
(x)“Payroll”    5
(y)“Plan”    5
(z)“Plan Year”    5
(aa)    “Prior Plan”    5
(bb)    “Rule 16b-3”    5
(cc)    “Rules”    5
(dd)    “Subsidiary”    5
(ee)    “Successors or Assigns”    5
SECTION III.    ADMINISTRATION    5
(a)Composition of the Committee    5
(b)Actions by the Committee    6
(c)Powers of the Committee    6
(d)Liability of Committee Members.    7
(e)Administration of the Plan Following a Change in Control    7
ii

SECTION IV.    ASSIGNMENT OR TRANSFER OF ACCOUNT    7

SECTION V.    RECAPITALIZATION    7
SECTION VI.    SECURITIES LAW REQUIREMENTS    8
SECTION VII.    FORFEITURE FOR MISCONDUCT    8
SECTION VIII.    AMENDMENT OR TERMINATION OF THE PLAN    9
(a)Right to Alter, Amend, or Terminate the Plan    9
(b)Rights of Participant    10
(c)Effect on Other Plans    10
(d)Corporation Dissolution or Bankruptcy    10
SECTION IX.    GENERAL PROVISIONS    10
(a)Participant’s Rights Unsecured    10
(b)Authority to Establish a Grantor Trust    10
(c)Other Benefit Plans    11
(d)Participant’s Beneficiary    11
(e)Costs of the Plan    11
(f)Binding Effect of Plan    11
(g)No Waiver of Breach    11
(h)No Right to Employment    11
(i)Choice of Law    11
(j)Severability    11
SECTION X.    APPROVAL.    11
iii

CHEVRON CORPORATION DEFERRED COMPENSATION PLAN FOR MANAGEMENT EMPLOYEES II
(Amended and Restated Effective January 1, 2026)

SECTION I.    ESTABLISHMENT AND PURPOSE.

(a)The Chevron Corporation Deferred Compensation Plan for Management Employees II (“Plan”) is effective January 1, 2005 and is the successor plan to the Corporation’s Deferred Compensation Plan for Management Employees (formerly the Salary Deferral Plan for Management Employees) (the “Prior Plan”). Effective December 31, 2004, the Prior Plan was frozen and no new contributions shall be made to it; provided, however, that any deferrals of compensation under the Prior Plan that were earned and vested prior to January 1, 2005 shall continue to be governed by the terms and conditions of the Prior Plan as in effect on December 31, 2004 or on the date of any later amendment, provided that such amendment is not a material modification of the Prior Plan under Section 409A of the Code and the regulations promulgated thereunder. However, any deferrals of compensation that had been made under the Prior Plan that were not earned and vested prior to December 31, 2004 shall be deemed to have been made under this Plan instead and all such deferrals are governed by its terms and conditions as they may be amended from time to time.

(b)The Plan is designed to enhance the ability of the Corporation and its Subsidiaries to attract, motivate, and retain executive and other key employees. It is intended to qualify as an unfunded ERISA pension plan maintained by an employer for a select group of management or highly compensated employees, as described in 26 C.F.R. § 2520.104-23(d) and to comply with the requirements of Section 409A of the Code.

(c)The Plan was amended and restated effective January 1, 2009 for all Plan deferrals and distributions made after December 31, 2008. The Plan was amended again and restated effective October 2, 2023 to incorporate the Corporation’s Dodd-Frank Clawback Policy, and further amended and restated effective January 1, 2026, to update the choice of law provision from California to Texas.

SECTION II. DEFINITIONS.

For purposes of the Plan, the following terms shall have the meanings set forth below:

(a)“Account” means the bookkeeping account maintained on behalf of a Participant to which shall be credited any amount deferred under the Plan along with bookkeeping earnings, gains, and losses on such deferrals.

(b)“Board” means the Board of Directors of the Corporation.

(c)“Business in Competition” means any person, organization or enterprise which is engaged in or is about to be engaged in any line of business engaged in by the Corporation at such time.

(d)“Change in Control” means a ‘change in control’ as that term is defined in

Article VI. of the bylaws of the Corporation, as such bylaws may be amended from time to time.
(e)“Chevron Incentive Plan” means the Chevron Incentive Plan, as amended from time to time. The Chevron Incentive Plan was formally known as the Management Incentive Plan for Chevron Corporation.

(f)“Code” means the Internal Revenue Code of 1986, as amended.

(g)“Commission” means the federal Securities and Exchange Commission.

(h)“Committee” means the committee of the Board that it appoints to administer the Plan. In the absence of specific action by the Board, the Board shall be deemed to have appointed the Board’s Management Compensation Committee.

(i)“Common Stock” means the $0.75 par value common stock of the Corporation or any security of the Corporation identified by the Committee as having been issued in substitution, exchange or lieu thereof.

(j)“Corporation” means Chevron Corporation, a Delaware corporation, or any Successors or Assigns. Where the context shall permit, “Corporation” shall include the Subsidiaries of Chevron Corporation.

(k)“Corporation Confidential Information” includes:

(1)Information embodied in inventions, discoveries and improvements, whether patentable or unpatentable, including trade secrets;

(2)Geological and geophysical data and analyses thereof, well information, discoveries, development initiatives, reserves, offshore bidding strategies, potential value of unleased offshore acreage, exploration and other business strategies and investment plans, business methods, current and planned technology, processes and practices relating to the existence of, exploration for, or the development of oil, gas, or other potentially valuable raw material, product, mineral or natural resource of any kind;

(3)Confidential personnel or Human Resources data;

(4)Customer lists, pricing, supplier lists, and Corporation processes;

(5)Any other information having present or potential commercial value; and

(6)Confidential information of any kind in possession of the Corporation, whether developed for or by the Corporation (including information developed by the Participant), received from a third party in confidence, or belonging to others and licensed or disclosed to the Corporation in confidence for use in any aspect of its business and without regard to whether it is designated or marked as such through use of such words as “classified,” “confidential” or “restricted;

Provided, however, that Corporation Confidential Information shall not include any information that is or becomes generally known through no wrongful act or omission of the

Participant. However, information shall not fail to be Corporation Confidential Information solely because it is embraced by more general information available on a non-confidential basis.
(l)“Covered Employee” means a covered employee of the Corporation as defined in Section 162(m) of the Code.

(m)“Director” means a member of the Board.

(n)“Document” means any devices, records, data, notes, reports, abstracts, proposals, lists, correspondence (including e-mails), specifications, drawings, blueprints, sketches, materials, equipment, reproductions of any kind made from or about such documents or information contained therein, recordings, or similar items.

(o)“Eligible Employee” means a salaried executive or other key Corporation employee on its Payroll who holds a position of significant responsibility or whose performance or potential contribution, which in the judgment of the Committee, would benefit the future success of the Corporation and who is designated by the Committee as eligible to participate in the Plan. Eligible Employee includes an officer of the Corporation, without regard to whether he or she is also member of the Board. Notwithstanding the foregoing, an employee on a non-U.S. Payroll or on the Global Mobile Payroll is not an “Eligible Employee”.

(p)“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

(q)“Exchange Act” means the Securities Exchange Act of 1934, 15 U.S.C. Section 78a, et seq., as amended from time to time.

(r)“Independent Director” means a member of the Board that is independent of the Corporation within the meaning of the rules of the New York Stock Exchange.

(s)“Long-Term Incentive Plan” means the Long-Term Incentive Plan of Chevron Corporation, as amended from time to time.

(t)“Misconduct” of a Participant means:

(1)The Corporation has been required to prepare an accounting restatement due to material noncompliance, as a result of misconduct, with any financial reporting requirement under the securities laws, and the Committee has determined in its sole discretion that the Participant:

(A)Had knowledge of the material noncompliance or circumstances giving rise to such noncompliance and willfully failed to take reasonable steps to bring it to the attention of appropriate individuals within the Corporation; or

(B)Knowingly engaged in practices which materially contributed to the circumstances that enabled such material noncompliance to occur;

(2)A Participant commits an act of embezzlement, fraud or theft with respect to the property of the Corporation, materially violates the Corporation’s conflict of interest policy, or breaches his or her fiduciary duty to the Corporation;

(3)A Participant, while still employed by the Corporation:
(A)Willfully misappropriates or discloses to any person, firm or corporation any Corporation Confidential Information, unless the Participant is expressly authorized by the Corporation’s management to disclose such Corporation Confidential Information, pursuant to a written non-disclosure agreement that sufficiently protects it;

(B)Directly or indirectly engages in, commences employment with, or materially renders services, advice or assistance to any Business in Competition with the Corporation other than on behalf of the Corporation;

(C)Induces or attempts to induce, directly or indirectly, any of the Corporation’s customers, employees, representatives or consultants to terminate, discontinue or cease working with or for the Corporation, or to breach any contract with the Corporation, in order to work with or for, or enter into a contract with, the Participant or any third party other than when such action is taken on behalf of the Corporation;

(4)A Participant willfully fails to promptly return all Documents and other tangible items belonging to the Corporation that are in his or her possession or control upon termination of employment, whether pursuant to retirement or otherwise;

(5)A Participant willfully commits an act which, under applicable law, constitutes the misappropriation of a Corporation trade secret or otherwise violates the law of unfair competition with respect to the Corporation; including, but not limited to, unlawfully:

(A)Using or disclosing Corporation Confidential Information; or

(B)Soliciting (or contributing to the soliciting of) the Corporation’s customers, employees, representatives, or consultants to:

(i)Terminate, discontinue or cease working with or for the
Corporation; or

(ii)To breach any contract with the Corporation, in order to work with or for, or enter into a contract with, the Participant or any third party;

(6)A Participant willfully fails to inform any new employer of the Participant’s continuing obligation to maintain the confidentiality of the trade secrets and other Corporation Confidential Information obtained by the Participant during the term of his or her employment with the Corporation;

The Committee shall determine in its sole discretion whether the Participant has engaged in any of the acts set forth in subsections (1) through (6) above, and its determination shall be conclusive and binding on all interested persons.

(u)“Non-Employee Director” means a Director who is not an employee of the Corporation as provided in Rule 16b-3.

(v)“Outside Director” means an outside director of the Board within the meaning of Section 162(m) of the Code.

(w)“Participant” means an Eligible Employee who has an Account established pursuant to a deferral under the Plan.

(x)“Payroll” means the system used by the Corporation to pay those individuals it regards as Corporation employees for their services and to withhold employment taxes from the compensation it pays to such employees. “Payroll” does not include any system the Corporation uses to pay individuals whom it does not regard as its employees and for whom it does not actually withhold employment taxes (including, but not limited to, individuals it regards as independent contractors) for their services.

(y)“Plan” means the Chevron Corporation Deferred Compensation Plan for Management Employees II, as set forth herein and as amended from time to time.

(z)“Plan Year” means the calendar year.

(aa) “Prior Plan” means the Chevron Corporation Deferred Compensation Plan for Management Employees.

(bb) “Rule 16b-3” means Rule 16b-3 promulgated by Commission pursuant to the Exchange Act, or any successor or replacement rule adopted by the Commission.

(cc) “Rules” mean the rules promulgated by the Committee within its sole discretion to administer the Plan.

(dd) “Subsidiary” means any corporation or entity with respect to which the Corporation, one or more Subsidiaries, or the Corporation together with one or more Subsidiaries, owns not less than eighty percent (80%) of the total combined voting power of all classes of stock entitled to vote, or not less than eighty percent (80%) of the total value of all shares of all classes of stock.

(ee) “Successors or Assigns” means a corporation or other entity acquiring all or substantially all the assets and business of the Corporation (including the Plan) whether by operation of law or otherwise, including any corporation or other entity effectuating a Change in Control of the Corporation.

SECTION III. ADMINISTRATION.

The Plan shall be administered by the Committee.

(a)Composition of the Committee.

(1)The Committee shall consist of not less than a sufficient number of Non- Employee Directors so as to qualify the Committee to administer the Plan as contemplated by Rule 16b-3 and each of whom is an Independent Director.

(2)The Board shall appoint one (1) of the members of the Committee as chair.
(3)If any member of the Committee does not qualify as an Outside Director, the Plan with respect to such Covered Employees shall be administered by a subcommittee consisting of all Committee members who qualify as Outside Directors. Such subcommittee must consist of at least two (2) members of the Committee.

(4)The Board may from, time to time, remove members from, add members to, or fill vacancies on the Committee. If fewer than two (2) Committee members qualify as an Outside Director, the Board shall appoint one (1) or more new members who so qualify.

(5)In the event that the Committee will not satisfy the requirements of Rule 16b-3, the Board shall appoint another committee that shall satisfy such requirements.

(b)Actions by the Committee. The Committee shall hold meetings at such times and places as it may determine. Acts approved by a majority of the members of the Committee present at a meeting at which a quorum is present, or acts reduced to or approved in writing by a majority of the members of the Committee, shall be the valid acts of the Committee.

(c)Powers of the Committee.

(1)The Committee shall have the authority to administer the Plan in its sole discretion. The Committee’s authority includes the rights to:

(A)Construe and interpret the Plan;

(B)Promulgate, amend, interpret, and rescind Rules relating to the implementation of the Plan;

(C)Determine the types of and under what conditions compensation may be deferred under the Plan;

(D)Select which Eligible Employees may make a deferral and under what conditions;

(E)Adopt procedures for the disposition of deferrals in the event of a
Participant’s divorce, dissolution of marriage, or dissolution of a domestic partnership; and

(F)Make all other determinations necessary or advisable for the administration of the Plan;

(2)Notwithstanding Section III.(c)(1) of the Plan:

(A)No provision in the Plan referencing the Committee’s discretion shall be construed as granting the Committee the authority to exercise discretion in a manner that is inconsistent with the Plan; and

(B)Adoption of Rules by the Committee is an exercise of the Committee’s discretion. Once adopted, the Committee may not exercise additional discretion that is inconsistent with the Rules without amending the Rules.

(3)Subject to the requirements of applicable law, the Committee may designate other persons to carry out its responsibilities and may prescribe such conditions and limitations as it may determine in its sole discretion, except that the Committee may not delegate its authority with regard to the selection for participation of persons subject to Section 16 of the Exchange Act.

(4)Any determination, decision or action of the Committee in connection with the construction, interpretation, administration, or application of the Plan shall be final, conclusive and binding upon all persons participating in the Plan and any person validly claiming under or through persons participating in the Plan.

(d)Liability of Committee Members. No member of the Board or the Committee shall be liable for any action or determination made in good faith by the Board or the Committee with respect to the Plan.

(e)Administration of the Plan Following a Change in Control. Within thirty (30) days after the occurrence of a Change in Control, the Committee shall appoint an independent organization which shall thereafter administer the Plan and have all of the powers and duties formerly held and exercised by the Committee with respect to the Plan as provided in Section III.(c). Upon such appointment, the Committee shall cease to have any responsibility with respect to the administration of the Plan.

SECTION IV. ASSIGNMENT OR TRANSFER OF ACCOUNT.

Except as otherwise determined by the Committee, or a domestic relations order enforceable under applicable law, a Participant’s Account may not be assigned, either by voluntary or involuntary assignment or by operation of law, including, but without limitation, garnishment, attachment or other creditor’s process and any act in violation hereof shall be void.

SECTION V. RECAPITALIZATION.

(a)Subject to any required action by the Corporation’s stockholders, the value of the portion of a Participant’s Account measured with respect to shares of Common Stock shall be proportionately adjusted to account for:

(1)Any increase or decrease in the number of issued shares resulting from a subdivision or consolidation of shares;

(2)The payment of a stock dividend (but only with respect to shares of Common Stock) or any other increase or decrease in the number of such shares affected without receipt of consideration by the Corporation;

(3)The declaration of a dividend payable in cash that has a material effect on the price of issued shares;

(4)Subject to any required action by the stockholders, if the Corporation is the surviving corporation in any merger, consolidation or other reorganization, such value shall be measured with respect to shares of Common Stock;

(5)In the event of a dissolution or liquidation of the Corporation or a merger, consolidation or other reorganization in which the Corporation is not the surviving corporation,

such value shall be measured with respect to a comparable number of shares in the surviving corporation. For purposes of this Section V.(a)(5), Corporation shall not include a Successor or Assign;

(6)In the event of a change in the Common Stock, which is limited to a change of all of the Corporation’s authorized shares with par value into the same number of shares with a different par value or without par value, the shares resulting from any such change shall be deemed to be the Common Stock within the meaning of the Plan; or

(7)The Committee shall make equitable adjustments to such Stock Units in the event of a spin-off or other distribution (other than normal cash dividends) of Corporation assets to stockholders.

(b)To the extent that the foregoing adjustments relate to stock or securities of the Corporation, such adjustments shall be made by the Committee, and the action in that respect shall be final, binding and conclusive.

(c)Except as expressly provided in this Section V., a Participant shall have no rights by reason of any subdivision or consolidation of shares of stock of any class or the payment of any stock dividend or any other increase or decrease in the number of shares of stock of any class or by reason of any dissolution, liquidation, merger or consolidation or spin-off of assets or stock of another corporation, and any issuance by the Corporation of shares of stock of any class or securities convertible into shares of stock of any class, shall not affect, and no adjustment by reason thereof shall be made to the value of the Participant’s Account.

(d)No deferral under the Plan shall affect in any way the right or power of the Corporation to make adjustments, reclassifications, reorganizations or changes of its capital or business structure or to merge or consolidate or to dissolve, liquidate, sell or transfer all or any part of its business or assets.

SECTION VI. SECURITIES LAW REQUIREMENTS.

No deferral shall be distributed in the form of shares of Common Stock unless and until the Corporation has determined that:

(a)It and the Participant have taken all actions required to register the shares of Common Stock under the Securities Act of 1933, as amended, or perfect an exemption from the registration requirements thereof;

(b)Any applicable listing requirement of any stock exchange on which the Common Stock is listed has been satisfied; and

(c)Any other applicable provision of state or federal law has been satisfied.
SECTION VII.FORFEITURE FOR MISCONDUCT.

(a)Notwithstanding any other provision of this Plan to the contrary, if a Participant engages in Misconduct, the Committee may:

(1)Determine that any balance in the Participant’s Account attributable to awards made under the Long-Term Incentive Plan or the Chevron Incentive Plan on or after June 29, 2005 and the date of the Participant’s Misconduct shall be forfeited; and

(2)Demand repayment of any distributed deferral attributable to an award made under the Long-Term Incentive Plan or the Chevron Incentive Plan on or after June 29, 2005 and the date of the Participant’s Misconduct;

Provided that, following a Change in Control, this Section VII shall apply only in the event of Misconduct as defined in Section II.(t)(1) and (2) of the Plan.

(b)Any provision of this Section VII. which is determined by a court of competent jurisdiction to be invalid or unenforceable should be construed or limited in a manner that is valid and enforceable and that comes closest to the business objectives intended by such invalid or unenforceable provision, without invalidating or rendering unenforceable the remaining provisions of this Section VII.

(c)Notwithstanding anything contained herein to the contrary, any distributed deferral or balance in an Account of a Covered Executive, as that term is defined by the Corporation’s Dodd-Frank Clawback Policy, shall be and remain subject to the Dodd-Frank Clawback Policy or any successor incentive compensation clawback or recoupment policy currently in effect or as may be adopted by the Board and, in each case, as may be amended from time to time. No such policy adoption or amendment shall in any event require the prior consent of any Participant.

SECTION VIII.    AMENDMENT OR TERMINATION OF THE PLAN

(a)Right to Alter, Amend, or Terminate the Plan. The Board may, at any time alter, amend, or terminate the Plan, provided:

(1)Unless the Board specifically otherwise provides, any revision or amendment that would cause the Plan to fail to comply with Rule 16b-3 or any other requirement of applicable law or regulation if such amendment were not approved by the holders of the Common Stock of the Corporation shall not be effective unless and until the approval of the holders of Common Stock of the Corporation is obtained.

(2)Other than as described in Section VIII.(d), such amendment does not provide for an acceleration of distribution upon a termination of the Plan after a Change in Control by Successors or Assigns. Notwithstanding the foregoing, in the event there is a failure to comply with Section 409A of the Code (or the regulations thereunder), the Committee shall have the discretion to accelerate the time or form of payment of a Participant’s Account, but only to the extent of the amount required to be included in income as a result of such failure.

(3)No amendment, revision, suspension or discontinuation of the Plan (including any amendment to this Section VIII.) approved by the Board after six months prior to the public announcement of the proposed transaction which, when effected, is a Change in Control or before the date which is two years after the date of a Change in Control (the “Benefit Protection Period”) shall be valid or effective if such amendment, revision, suspension or discontinuation would alter the provisions of this Section VIII. or adversely affect the amount of an outstanding deferral under the Plan; provided, however, any amendment, revision, suspension or discontinuation may be effective, even if so approved after such a public announcement, if:
(A)The amendment, revision, suspension or discontinuation is approved after any plans have been abandoned to effect the transaction which, if effected, would have constituted a Change in Control and the event which would have constituted the Change in Control has not occurred; and
(B)Within a period of six months after such approval, no other event constituting a Change in Control shall have occurred, and no public announcement of a proposed event which would constitute a Change in Control shall have been made, unless thereafter any plans to effect the Change in Control have been abandoned and the event which would have constituted the Change in Control has not occurred.

Any amendment, revision, suspension or discontinuation of the Plan which is approved by the Board prior to a Change in Control at the request of a third party who effectuates a Change in Control shall be deemed to be an amendment, revision, suspension or discontinuation of the Plan so approved during the Benefit Protection Period.
(b)Rights of Participant. Notwithstanding Section VIII.(a), no amendment, revision, suspension or discontinuation of the Plan that would adversely affect the right of any Participant regarding a then-existing deferral shall be effective without the written consent of the affected Participant except to the extent necessary to comply with applicable law (including compliance with any provision of law concerning favorable taxation).

(c)Effect on Other Plans. If the Plan is terminated and the Accounts distributed, the Board and/or Corporation shall terminate all other plans aggregated with it as one of the same type within the meaning of Section 409A of the Code and shall not adopt a new non-qualified deferred compensation plan of such type for at least three (3) years after the termination date of the last of such plans.

(d)Corporation Dissolution or Bankruptcy. The Plan shall automatically terminate upon a dissolution of the Corporation that is taxed under Section 331 of the Code or with the approval of a bankruptcy court pursuant to 11 U.S.C. Section 503(b)(1(A), provided all Accounts are distributed and included in the gross income of the Participants by the latter of:

(1)The Plan Year in which the Plan terminates; or

(2)The first Plan Year in which payment of the Accounts is administratively practicable.

SECTION IX. GENERAL PROVISIONS.

(a)Participant’s Rights Unsecured. A Participant’s Account shall be a bookkeeping entry only and no Participant shall have any interest in or claim against any specific asset of the Corporation. It is an unfunded and unsecured obligation of the Corporation and an unsecured claim against its general assets. A Participant shall have no rights other than those of a general creditor of the Corporation.

(b)Authority to Establish a Grantor Trust. The Committee is authorized in its sole discretion to establish a grantor trust for the purpose of providing security for the payment of benefits under the Plan, provided, however, that no Participant shall be considered to have a beneficial ownership interest (or any other sort of interest) in any specific asset of the Corporation or of its subsidiaries or affiliates as a result of the creation of such trust or the transfer of funds or other property to such trust.

(c)Other Benefit Plans. To the extent permitted by applicable law, a Participant’s deferral elections made pursuant to this Plan shall be disregarded for purposes of determining the Participant’s benefits under any other benefit plan or program established or maintained by the Corporation or its Subsidiaries.

(d)Participant’s Beneficiary. The Rules may provide that the Participant may designate a beneficiary with respect to such Award in the event of death of a Participant.

(e)Costs of the Plan. The costs and expenses of administering the Plan shall be borne by the Corporation.

(f)Binding Effect of Plan. The Plan shall be binding upon and shall inure to the benefit of the Corporation, its Successors or Assigns and the Corporation shall require any Successor or Assign to expressly assume and agree to perform the Plan in the same manner and to the same extent that the Corporation would be required to perform it if no such Succession or Assignment had taken place.

(g)No Waiver of Breach. No waiver by either party hereto at any time of any breach by the other party hereto of, or compliance with, any condition or provision of the Plan to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions of conditions at the same or at any prior or subsequent time.

(h)No Right to Employment. Nothing contained in the Plan nor any action of the Committee pursuant to the Plan shall give any employee any right to remain in the employ of the Corporation or to impair the Corporation’s right to terminate any employee at any time, with or without cause, which right is hereby reserved.

(i)Choice of Law. The Plan shall be administered, construed and governed in accordance with ERISA, the Code, and, to the extent not preempted by ERISA, by the laws of the State of Texas, unless, solely for any claim arising in California, California Labor Code Section 925(a) applies to require California law instead, but without regard to its conflict of law rules. Notwithstanding the foregoing, domestic relations orders and the Section II.(t) definition of Misconduct shall be subject to the jurisdiction’s law that would otherwise be applicable, but without regard to that particular jurisdiction’s conflict of laws rules.

(j)Severability. The provisions of the Plan shall be deemed severable and the validity or unenforceability of any provision shall not affect the validity or enforceability of the other provisions hereof.

SECTION X. APPROVAL.

Approved by the Board at a meeting held on July 25, 2023 and effective October 2, 2023. Further amendment approved January 20, 2026 and effective January 1, 2026 by the Chief Human Resources Officer pursuant to the authority delegated by the Board of Directors.